UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

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FORM 8-K

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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): March 7, 2015

IKANOS COMMUNICATIONS, INC.
(Exact Name of Registrant as Specified in Charter)
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Delaware	000-51532	73-1721486
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

47669 Fremont Boulevard Fremont, California	94538
(Address of Principal Executive Offices)	(Zip Code)
(510) 979-0400
(Registrant’s telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 7, 2015, the Compensation Committee (the “Committee”) of the Board of Directors of Ikanos Communications, Inc. (the “Company”) modified, in part, the Performance-Based Option Shares as defined in the Notice of Grant of Stock Option and Stock Option Agreement (the “Agreement”) made on June 11, 2012 to our Chief Executive Officer, Omid Tahernia. The Committee modified the price at which the options can partially vest following a change-of-control or other qualified employment termination from $17.50 to $5.74. The foregoing description of the amendment to the Agreement is a summary, does not purport to be complete, and is qualified in its entirety by reference to the full text of the amendment to the Agreement filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

The term “change-of-control” as used in the Agreement is defined in Mr. Tahernia’s May 30, 2012 offer of employment letter (the “Employment Letter”) as amended from time-to-time, and most recently on November 17, 2014 to reflect changes in the Company’s capital structure following the rights offering that closed on February 4, 2015. The foregoing description of the November 17, 2014 amendment to the Employment Letter is a summary, does not purport to be complete, and is qualified in its entirety by reference to the full text of the amendment to the Employment Letter filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

On March 7, 2015, the Committee amended the performance option grants made to Mr. Tahernia to purchase 42,488 shares of the Company’s common stock, granted as of February 11, 2015, and 115,000 shares, granted as of February 16, 2015, such that both grants would partially vest following a change-of-control (as defined) or other qualified employment termination provided that the price of the Company’s common stock was at least $5.74. The portion of the option that will partially vest is determined by a ratio of (x) the excess of the deal price over the exercise price, to (y) the excess of the applicable stock price target over the exercise price, multiplied by the number of shares subject to that tranche.

On March 7, 2015, the Committee amended the performance option grants to our named executive officers, other than Mr. Tahernia, granted on February 16, 2015, such that the option grants would partially vest following a change-of-control (as defined) provided that the price of the Company’s common stock at the time of the change-of-control transaction was at least $5.74. The portion of the option that will partially vest is determined by a ratio of (x) the excess of the deal price over the exercise price, to (y) the excess of the applicable stock price target over the exercise price, multiplied by the number of shares subject to that tranche.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit 10.1	Amendment to Notice of Grant of Stock Option and Stock Option Agreement dated March 7, 2015.
Exhibit 10.2	Amendment to Offer of Employment Letter dated November 17, 2014.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: March 11, 2015

IKANOS COMMUNICATIONS, INC.

By:	/s/ ANDREW S. HUGHES
Andrew S. Hughes Vice President, General Counsel & Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

10.1	Amendment to Notice of Grant of Stock Option and Stock Option Agreement dated March 7, 2015.
10.2	Amendment to Offer of Employment Letter dated November 17, 2014.